Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2018, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…January 23, 2019… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $21,289,000, and fully diluted earnings per common share of $1.54 for the year ended December 31, 2018, compared to $14,026,000 and $1.10 per fully diluted common share for the year ended December 31, 2017.
FOURTH QUARTER FINANCIAL HIGHLIGHTS

•	Net loans increased $17.7 million or 1.98%, and total assets decreased $123.8 million or 7.45% at December 31, 2018 compared to December 31, 2017.

•	Total deposits decreased 10.06% to $1.28 billion at December 31, 2018 compared to December 31, 2017.

•	Total cost of deposits remain at record low levels at 0.10% and 0.08% for the quarter ended December 31, 2018 and 2017, respectively.

•	Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 43.06% and 40.40% for the quarters ended December 31, 2018 and 2017, respectively.

•
Capital positions remain strong at December 31, 2018 with a 11.48% Tier 1 Leverage Ratio; a 15.13% Common Equity Tier 1 Ratio; a 15.59% Tier 1 Risk-Based Capital Ratio; and a 16.44% Total Risk-Based Capital Ratio.

•	The Company increased its quarterly dividend to $0.10 per common share, payable on February 22, 2019 to shareholders of record on February 8, 2019.
“2018 was another successful year for our Company with earnings at record highs and strong levels of capital. Our Central Valley Community Bank team has remained focused on serving client needs, a historic

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practice for our 39-year-old Bank that has resulted in improved financial performance, rewarding our long term shareholders. To that end, the Company began execution late in the fourth quarter on our stock repurchase authorization and the Directors have declared a third consecutive increase in our quarterly dividend to $0.10 per share on the Company’s common stock,” stated James M. Ford, President & CEO of Central Valley Community Bank and Central Valley Community Bancorp.
“Our strategic plan remains viable as we continue to expand our presence in the San Joaquin Valley and Greater Sacramento regions by offering personalized financial service and competitive products,” concluded Ford.
Net income for the year ended December 31, 2018 increased 51.78% compared to 2017, primarily driven by an increase in net interest income and a decrease in the provision for income taxes, partially offset by a decrease in net realized gains on sales and calls of investment securities and an increase in non-interest expense compared to the year ended December 31, 2017. During the year ended December 31, 2018, the Company recorded a $50,000 provision for credit losses, compared to a $1,150,000 reverse provision during the year ended December 31, 2017. Net interest income before the provision for credit losses for the year ended December 31, 2018 was $62,703,000, compared to $56,239,000 for the year ended December 31, 2017, an increase of $6,464,000 or 11.49%. The impact to interest income from the accretion of the loan marks on acquired loans was $1,158,000 and $829,000 for the year ended December 31, 2018 and 2017, respectively. In addition, net interest income before the provision for credit losses for the year ended December 31, 2018 was benefited by approximately $498,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status, as compared to a $1,313,000 net benefit for the year ended December 31, 2017. Excluding these reversals and benefits, net interest income for the year ended December 31, 2018 increased by $7,279,000 compared to the year ended December 31, 2017. Approximately, $4,304,000 of the increase in net interest income was attributable to the Folsom Lake Bank (FLB) acquisition completed in 2017, and approximately $2,975,000 from our continued organic growth.
During the year ended December 31, 2018, the Company’s shareholders’ equity increased $10,179,000, or 4.86%, compared to December 31, 2017. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, offset by a decrease in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI).

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Return on average equity (ROE) for the year ended December 31, 2018 was 10.07%, compared to 7.69% for the year ended December 31, 2017. The increase in ROE was primarily due to the increase in net income compared to last year. The Company declared and paid $0.31 and $0.24 per share in cash dividends to holders of common stock during the year ended December 31, 2018 and 2017, respectively. Annualized return on average assets (ROA) was 1.35% for the year ended December 31, 2018 and 0.94% for the year ended December 31, 2017. During the year ended December 31, 2018, the Company’s total assets decreased 7.45%, and total liabilities decreased 9.23%, compared to December 31, 2017.
Non-performing assets decreased by $205,000, or 6.96%, to $2,740,000 at December 31, 2018, compared to $2,945,000 at December 31, 2017. During the year ended December 31, 2018, the Company recorded $276,000 in net loan recoveries, compared to $602,000 in net recoveries for the year ended December 31, 2017. The net charge-off (recovery) ratio, which reflects annualized net recoveries to average loans, was (0.03)% for the year ended December 31, 2018, compared to (0.08)% for the same period in 2017. Total non-performing assets were 0.18% of total assets as of December 31, 2018 and December 31, 2017.
At December 31, 2018, the allowance for credit losses was $9,104,000, compared to $8,778,000 at December 31, 2017, a net increase of $326,000 reflecting the net recoveries and provision during the period. The allowance for credit losses as a percentage of total loans was 0.99% at December 31, 2018, and 0.97% at December 31, 2017. Total loans includes loans acquired in the acquisitions of FLB on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $189,719,000 at December 31, 2018 and $243,712,000 at December 31, 2017. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.25% and 1.34% as of December 31, 2018 and December 31, 2017, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.25% and 1.34%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at December 31, 2018.
The Company’s net interest margin (fully tax equivalent basis) was 4.44% for the year ended December 31, 2018, compared to 4.40% for the year ended December 31, 2017. The increase in net interest

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margin in the period-to-period comparison resulted primarily from the increase in the effective yield on interest earning deposits in other banks and Federal Funds sold, offset by the decrease in the effective yield on average investment securities, and the decrease in the yield on the Company’s loan portfolio.
For the year ended December 31, 2018, the effective yield on average total earning assets increased 6 basis points to 4.54% compared to 4.48% for the year ended December 31, 2017, while the cost of average total interest-bearing liabilities increased to 0.19% for the year ended December 31, 2018 as compared to 0.14% for the year ended December 31, 2017. Over the same periods, the cost of average total deposits increased to 0.09% for the year ended December 31, 2018 compared to 0.08% for the same period in 2017.
For the year ended December 31, 2018, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $526,606,000, a decrease of $41,820,000, or 7.36%, compared to the year ended December 31, 2017. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.88% for the year ended December 31, 2018, compared to 3.06% for the year ended December 31, 2017.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $118,785,000, from $793,343,000 for the year ended December 31, 2017 to $912,128,000 for the year ended December 31, 2018. The increase in loans was partially offset by the sale of the Company’s credit card portfolio of approximately $2,504,000 during the second quarter of 2018. The year-over-year loan growth was primarily due to the acquisition of FLB in 2017. The effective yield on average loans decreased slightly to 5.50% for the year ended December 31, 2018, compared to 5.51% for the year ended December 31, 2017 primarily due to competitive pressures in the Company’s lending markets.
Total average assets for the year ended December 31, 2018 was $1,577,410,000 compared to $1,491,696,000 for the year ended December 31, 2017, an increase of $85,714,000 or 5.75%. During the year ended December 31, 2018 and 2017, the loan-to-deposit ratio was 71.64% and 63.18%, respectively. Total average deposits increased $49,449,000 or 3.85% to $1,333,754,000 for the year ended December 31, 2018, compared to $1,284,305,000 for the year ended December 31, 2017. Average interest-bearing deposits decreased $3,869,000, or 0.49%, and average non-interest bearing demand deposits increased $53,318,000, or 10.66%, for the year ended December 31, 2018, compared to the year ended December 31, 2017. The Company’s ratio of

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average non-interest bearing deposits to total deposits was 41.48% for the year ended December 31, 2018, compared to 38.93% for the year ended December 31, 2017. The year-over-year growth was primarily driven by the FLB acquisition which closed on October 1, 2017.
Non-interest income for the year ended December 31, 2018 decreased by $512,000 to $10,324,000, compared to $10,836,000 for the year ended December 31, 2017, primarily driven by a decrease of $1,488,000 in net realized gains on sales and calls of investment securities. A net gain of $462,000 on the sale of the Company’s credit card portfolio, an increase in appreciation in cash surrender value of bank owned life insurance of $74,000, a $147,000 increase in Federal Home Loan Bank dividends, a $4,000 increase in interchange fees, and an increase in loan placement fees of $2,000, were offset by a $67,000 decrease in service charge income.
Non-interest expense for the year ended December 31, 2018 increased $662,000, or 1.49%, to $45,068,000 compared to $44,406,000 for the year ended December 31, 2017. The net increase year over year was primarily attributable to the FLB acquisition, which resulted in increases in salaries and employee benefits of $1,483,000, occupancy and equipment expenses of $786,000, operating losses of $302,000, and information technology of $295,000, offset by decrease in acquisition and integration expenses of $1,611,000, a decrease of $124,000 in credit card expenses, and a decrease of $132,000 in directors’ expenses in 2018 compared to 2017.
The Company recorded an income tax provision of $6,620,000 for the year ended December 31, 2018, compared to $9,793,000 for the year ended December 31, 2017. The effective tax rate for the year ended December 31, 2018 was 23.72% compared to 41.11% for the year ended December 31, 2017. The signing of the Tax Cuts and Jobs Act on December 22, 2017 changed the Company’s federal income tax rate from 35% to 21% effective as of the beginning of 2018.
Quarter Ended December 31, 2018
For the quarter ended December 31, 2018, the Company reported unaudited consolidated net income of $5,281,000 and earnings per diluted common share of $0.38, compared to consolidated net income of $335,000 and $0.02 per diluted share for the same period in 2017. The increase in net income during the fourth quarter of 2018 compared to the same period in 2017 was primarily due to an increase in net interest income of $406,000, a decrease in the provision for income taxes of $2,378,000, a decrease in total non-interest expenses of $1,699,000, and an increase in non-interest income of $463,000. The effective tax rate decreased to 24.20% from 92.38% for

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the quarters ended December 31, 2018 and December 31, 2017, respectively, primarily due to the revaluation of deferred tax assets in 2017 as a result of the change in the marginal 2018 federal tax rate from 35% to 21%. Net income for the immediately trailing quarter ended September 30, 2018 was $5,752,000, or $0.42 per diluted common share.
Annualized return on average equity (ROE) for the fourth quarter of 2018 was 9.82%, compared to 0.64% for the same period of 2017. The increase in ROE reflects increase in net income, notwithstanding an increase in shareholders’ equity. Annualized return on average assets (ROA) was 1.37% for the fourth quarter of 2018 compared to 0.08% for the same period in 2017. This increase is due to an increase in net income notwithstanding a decrease in average assets.
In comparing the fourth quarter of 2018 to the fourth quarter of 2017, average total loans increased by $22,565,000, or 2.53%. During the fourth quarter of 2018, the Company recorded net loan recoveries of $79,000 compared to $138,000 net loan charge-offs for the same period in 2017. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was (0.03)% for the quarter ended December 31, 2018 compared to 0.06% for the quarter ended December 31, 2017.
Average total deposits for the fourth quarter of 2018 decreased $106,083,000 or 7.55% to $1,299,796,000 compared to $1,405,879,000 for the same period of 2017. In comparing the fourth quarter of 2018 to the fourth quarter of 2017, average borrowed funds decreased $1,907,000 or (23.58)% to $6,179,000 compared to $8,086,000.
The Company’s net interest margin (fully tax equivalent basis) was 4.55% for the quarter ended December 31, 2018, compared to 4.34% for the quarter ended December 31, 2017. Net interest income, before provision for credit losses, increased $406,000, or 2.61%, to $15,973,000 for the fourth quarter of 2018, compared to $15,567,000 for the same period in 2017. The accretion of the loan marks on acquired loans increased interest income by $252,000 and $242,000 during the quarters ended December 31, 2018 and 2017, respectively. Net interest income during the fourth quarters of 2018 and 2017 benefited by approximately $142,000 and $96,000, respectively, from prepayment penalties and payoff of loans previously on nonaccrual status. The net interest margin period-to-period comparisons were impacted by an increase in the yield on the average investment securities and the loan portfolio. Over the same periods, the cost of total deposits increased to 0.10% from 0.08%.

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For the quarter ended December 31, 2018, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $111,645,000, or 18.43%, compared to the quarter ended December 31, 2017, and decreased by $9,076,000, or 1.80%, compared to the quarter ended September 30, 2018.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.07% for the quarter ended December 31, 2018, compared to 2.91% for the quarter ended December 31, 2017 and 3.05% for the quarter ended September 30, 2018. Total average loans, which generally yield higher rates than investment securities, increased by $22,565,000 to $912,916,000 for the quarter ended December 31, 2018, from $890,351,000 for the quarter ended December 31, 2017 and decreased by $1,369,000 from $914,285,000 for the quarter ended September 30, 2018. The effective yield on average loans was 5.54% for the quarter ended December 31, 2018, compared to 5.48% and 5.53% for the quarters ended December 31, 2017 and September 30, 2018, respectively.
Total average assets for the quarter ended December 31, 2018 were $1,541,936,000 compared to $1,644,685,000 for the quarter ended December 31, 2017 and $1,555,704,000 for the quarter ended September 30, 2018, a decrease of $102,749,000 and a decrease of $13,768,000, or 6.25% and 0.89%, respectively.
Total average deposits decreased $106,083,000, or 7.55%, to $1,299,796,000 for the quarter ended December 31, 2018, compared to $1,405,879,000 for the quarter ended December 31, 2017. Total average deposits decreased $15,654,000, or 1.19%, for the quarter ended December 31, 2018, compared to $1,315,450,000 for the quarter ended September 30, 2018. The Company’s ratio of average non-interest bearing deposits to total deposits was 43.06% for the quarter ended December 31, 2018, compared to 40.40% and 42.09% for the quarters ended December 31, 2017 and September 30, 2018, respectively.
Non-interest income increased $463,000, or 23.85%, to $2,404,000 for the fourth quarter of 2018 compared to $1,941,000 for the same period in 2017. For the quarter ended December 31, 2018, non-interest income included $37,000 net realized gains on sales and calls of investment securities compared to net realized losses of $6,000 for the same period in 2017, a $43,000 increase. Federal Home Loan Bank dividends increased $111,000 for the quarter ended December 31, 2018, compared to the quarter ended December 31, 2017. During the fourth quarter 2018 interchange fees decreased $27,000, loan placement fees decreased $18,000, and service

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charge income decreased $2,000 compared to the same period in 2017. Non-interest income for the quarter ended December 31, 2018 decreased by $59,000 to $2,404,000, compared to $2,463,000 for the quarter ended September 30, 2018. The decrease compared to the trailing quarter was primarily a $343,000 decrease in net realized gains on sales and calls of investment securities, offset by a $27,000 increase in service charges, and a $100,000 increase in other income.
Non-interest expense for the quarter ended December 31, 2018 decreased $1,699,000, or 12.96%, to $11,410,000 compared to $13,109,000 for the quarter ended December 31, 2017. The net decrease quarter over quarter was a result of a decrease in acquisition and integration expenses of $1,211,000, a decrease in salaries and employee benefits of $289,000, a decrease in occupancy and equipment expenses of $141,000, a decrease in professional services of $74,000, and a decrease of $27,000 in regulatory assessments, partially offset by an increase of $206,000 in operating losses, an increase of $264,000 in information technology expenses, an increase of $81,000 in amortization of core deposit intangibles, and an increase of $35,000 in advertising expenses.
Non-interest expense for the quarter ended December 31, 2018 increased by $619,000 compared to $10,791,000 for the trailing quarter ended September 30, 2018. The increase compared to the trailing quarter was primarily due to an increase in salaries and employee benefits of $198,000, a $306,000 increase in information technology expenses, and a $261,000 increase in other non-interest expenses, partially offset by a decrease in occupancy and equipment expense of $120,000, and a decrease of $74,000 in directors’ expenses.
The majority of the $261,000 increase in other non-interest expenses was comprised of an operations related loss of $146,000, in addition to a $26,000 increase in stationery and supplies, and a $41,000 increase in personnel costs. The increase in salaries and employee benefits of $198,000 was the result of increased profit sharing expense of $103,000 and increased 401K match of $26,000.
The Company recorded an income tax provision of $1,686,000 for the quarter ended December 31, 2018, compared to $4,064,000 for the quarter ended December 31, 2017. The effective tax rate for the quarter ended December 31, 2018 was 24.20% compared to 92.38% for the same period in 2017. The decrease in the effective tax rate was the result of the change in the federal rate offset by a sizable decrease in tax exempt interest.

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On July 17, 2018, the Company announced the approval of a stock repurchase plan to repurchase up to $10 million of the Company’s common stock. Through December 31, 2018, the Company repurchased 47,862 shares of common stock for approximately $894,000.
Quarterly Dividend Announcement
On January 23, 2019, the Board of Directors of the Company declared an increase in the regular quarterly cash dividend to $0.10 per share on the Company’s common stock. The dividend is payable on February 22, 2019 to shareholders of record as of February 8, 2019. This represents the fourth dividend increase within the past five quarters, and reflects the increased profitability of the Company.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions at the international, national or local level on the Company’s results of operations; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the quality of the Company’s earning assets; (7) changes in the regulatory environment; (8) fluctuations in the real estate market; (9) changes in business conditions and inflation; (10) changes in securities markets; and (11) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 10

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 30,
(In thousands, except share amounts)	2018	2018	2017

ASSETS
Cash and due from banks	$24,954	$29,748	$38,286
Interest-earning deposits in other banks	6,725	17,528	62,080
Federal funds sold	48	31	17
Total cash and cash equivalents	31,727	47,307	100,383
Available-for-sale investment securities	463,905	434,697	535,281
Equity securities	7,254	7,184	7,423
Loans, less allowance for credit losses of $9,104, $9,025 and $8,778 at December 31, 2018, September 30, 2018, and December 31, 2017, respectively	909,591	902,852	891,901
Bank premises and equipment, net	8,484	8,869	9,398
Bank owned life insurance	28,502	28,329	27,807
Federal Home Loan Bank stock	6,843	6,843	6,843
Goodwill	53,777	53,777	53,777
Core deposit intangibles	2,572	2,746	3,027
Accrued interest receivable and other assets	25,181	26,822	25,815
Total assets	$1,537,836	$1,519,426	$1,661,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$550,657	$534,636	$585,039
Interest bearing	731,641	740,893	840,648
Total deposits	1,282,298	1,275,529	1,425,687
Short-term borrowings	10,000	—	—
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	20,645	25,307	21,254
Total liabilities	1,318,098	1,305,991	1,452,096
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 13,754,965, 13,796,489, and 13,696,722, at December 31, 2018, September 30, 2018, and December 31, 2017, respectively	103,851	104,506	103,314
Retained earnings	120,294	116,255	103,419
Accumulated other comprehensive (loss) income, net of tax	(4,407)	(7,326)	2,826
Total shareholders’ equity	219,738	213,435	209,559
Total liabilities and shareholders’ equity	$1,537,836	$1,519,426	$1,661,655

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except share and per share amounts)	2018	2018	2017	2018	2017
INTEREST INCOME:
Interest and fees on loans	$12,720	$12,691	$12,247	$49,936	$43,534
Interest on deposits in other banks	147	170	220	459	424
Interest and dividends on investment securities:
Taxable	2,977	2,533	1,962	10,254	6,526
Exempt from Federal income taxes	530	896	1,464	3,538	6,892
Total interest income	16,374	16,290	15,893	64,187	57,376
INTEREST EXPENSE:
Interest on deposits	343	320	279	1,153	969
Interest on junior subordinated deferrable interest debentures	52	52	39	199	147
Other	6	11	8	132	21
Total interest expense	401	383	326	1,484	1,137
Net interest income before provision for credit losses	15,973	15,907	15,567	62,703	56,239
PROVISION FOR (REVERSAL OF) CREDIT LOSSES	—	—	—	50	(1,150)
Net interest income after provision for credit losses	15,973	15,907	15,567	62,653	57,389
NON-INTEREST INCOME:
Service charges	766	739	768	2,986	3,053
Net realized gains (losses) on sales of credit card portfolio	—	(116)	—	462	—
Appreciation in cash surrender value of bank owned life insurance	173	175	171	695	621
Interchange fees	356	381	383	1,462	1,458
Loan placement fees	162	207	180	708	706
Net realized gains (losses) on sales and calls of investment securities	37	380	(6)	1,314	2,802
Federal Home Loan Bank dividends	232	119	121	590	443
Other income	678	578	324	2,107	1,753
Total non-interest income	2,404	2,463	1,941	10,324	10,836
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,585	6,387	6,874	26,221	24,738
Occupancy and equipment	1,369	1,489	1,510	5,972	5,186
Acquisition and integration expenses	—	—	1,211	217	1,828
Professional services	331	343	405	1,475	1,509
Data processing expense	407	409	490	1,666	1,740
Directors’ expenses	84	158	105	465	597
ATM/Debit card expenses	170	192	197	739	750
Information technology	492	186	228	1,113	818
Regulatory assessments	143	154	170	619	652
Advertising	189	192	154	758	638
Internet banking expenses	190	172	182	732	705
Amortization of core deposit intangibles	174	94	93	455	234
Other expense	1,276	1,015	1,490	4,636	5,011
Total non-interest expenses	11,410	10,791	13,109	45,068	44,406
Income before provision for income taxes	6,967	7,579	4,399	27,909	23,819
PROVISION FOR INCOME TAXES	1,686	1,827	4,064	6,620	9,793
Net income	$5,281	$5,752	$335	$21,289	$14,026

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Net income per common share:
Basic earnings per common share	$0.38	$0.42	$0.02	$1.55	$1.12
Weighted average common shares used in basic computation	13,721,087	13,715,141	13,533,677	13,699,823	12,472,095
Diluted earnings per common share	$0.38	$0.42	$0.02	$1.54	$1.10
Weighted average common shares used in diluted computation	13,834,662	13,836,828	13,730,434	13,825,008	12,722,350
Cash dividends per common share	$0.09	$0.08	$0.06	$0.31	$0.24

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Dec. 31,	Sep. 30	Jun. 30,	Mar. 31	Dec. 31,
For the three months ended	2018	2018	2018	2018	2017
(In thousands, except share and per share amounts)
Net interest income	$15,973	$15,907	$15,397	$15,426	$15,567
Provision for (reversal of) credit losses	—	—	50	—	—
Net interest income after provision for credit losses	15,973	15,907	15,347	15,426	15,567
Total non-interest income	2,404	2,463	2,686	2,771	1,941
Total non-interest expense	11,410	10,791	11,499	11,368	13,109
Provision for income taxes	1,686	1,827	1,569	1,538	4,064
Net income	$5,281	$5,752	$4,965	$5,291	$335
Basic earnings per common share	$0.38	$0.42	$0.36	$0.39	$0.02
Weighted average common shares used in basic computation	13,721,087	13,715,141	13,692,358	13,669,976	13,533,677
Diluted earnings per common share	$0.38	$0.42	$0.36	$0.38	$0.02
Weighted average common shares used in diluted computation	13,834,662	13,836,828	13,823,278	13,804,480	13,730,434

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2018	2018	2018	2018	2017
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.99%	0.99%	0.95%	0.96%	0.97%
Non-performing assets to total assets	0.18%	0.27%	0.26%	0.25%	0.18%
Total non-performing assets	$2,740	$4,133	$4,092	$4,058	$2,945
Total nonaccrual loans	$2,740	$4,133	$4,092	$4,058	$2,875
Net loan charge-offs (recoveries)	$(79)	$(105)	$(82)	$(10)	$138
Net charge-offs (recoveries) to average loans (annualized)	(0.03)%	(0.05)%	(0.04)%	—%	0.06%
Book value per share	$15.98	$15.47	$15.32	$15.12	$15.30
Tangible book value per share	$11.87	$11.37	$11.21	$11.00	$11.15
Tangible common equity	$163,389	$156,911	$154,567	$151,232	$152,755
Cost of total deposits	0.10%	0.10%	0.08%	0.07%	0.08%
Interest and dividends on investment securities exempt from Federal income taxes	$530	$896	$1,045	$1,067	$1,464
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.55%	4.53%	4.33%	4.26%	4.34%
Return on average assets (2)	1.37%	1.48%	1.25%	1.30%	0.08%
Return on average equity (2)	9.82%	10.80%	9.53%	10.15%	0.64%
Loan to deposit ratio	71.64%	71.49%	70.60%	65.96%	63.18%
Efficiency ratio	60.80%	58.65%	62.99%	62.59%	64.20%
Tier 1 leverage - Bancorp	11.48%	11.16%	10.59%	10.10%	9.71%
Tier 1 leverage - Bank	11.32%	11.06%	10.44%	9.89%	9.46%
Common equity tier 1 - Bancorp	15.13%	15.17%	14.35%	14.01%	12.90%
Common equity tier 1 - Bank	15.38%	15.51%	14.59%	14.17%	12.96%
Tier 1 risk-based capital - Bancorp	15.59%	15.64%	14.80%	14.47%	13.28%
Tier 1 risk-based capital - Bank	15.38%	15.51%	14.59%	14.17%	12.96%
Total risk-based capital - Bancorp	16.44%	16.51%	15.64%	15.30%	14.07%
Total risk based capital - Bank	16.23%	16.37%	15.43%	15.01%	13.74%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Years Ended
AVERAGE AMOUNTS	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Federal funds sold	$42	$22	$7	$40	$35
Interest-bearing deposits in other banks	25,677	33,939	64,830	24,055	36,709
Investments	468,410	469,244	540,937	502,511	531,682
Loans (1)	910,330	910,164	887,374	908,419	790,504
Earning assets	1,404,459	1,413,369	1,493,148	1,435,025	1,358,930
Allowance for credit losses	(9,074)	(9,005)	(8,910)	(8,924)	(9,258)
Nonaccrual loans	2,586	4,121	2,977	3,709	2,839
Other non-earning assets	143,965	147,219	157,470	147,600	139,185
Total assets	$1,541,936	$1,555,704	$1,644,685	$1,577,410	$1,491,696

Interest bearing deposits	$740,143	$761,736	$837,904	$780,449	$784,318
Other borrowings	6,179	7,052	8,086	12,180	6,930
Total interest-bearing liabilities	746,322	768,788	845,990	792,629	791,248
Non-interest bearing demand deposits	559,653	553,714	567,975	553,305	499,987
Non-interest bearing liabilities	20,859	20,174	20,047	20,152	17,954
Total liabilities	1,326,834	1,342,676	1,434,012	1,366,086	1,309,189
Total equity	215,102	213,028	210,673	211,324	182,507
Total liabilities and equity	$1,541,936	$1,555,704	$1,644,685	$1,577,410	$1,491,696

AVERAGE RATES
Federal funds sold	2.20%	1.95%	1.50%	2.10%	1.50%
Interest-earning deposits in other banks	2.29%	1.99%	1.36%	1.91%	1.16%
Investments	3.12%	3.13%	3.09%	2.93%	3.19%
Loans (3)	5.54%	5.53%	5.48%	5.50%	5.51%
Earning assets	4.67%	4.64%	4.42%	4.54%	4.48%
Interest-bearing deposits	0.18%	0.17%	0.13%	0.15%	0.12%
Other borrowings	3.82%	3.52%	2.33%	2.72%	2.42%
Total interest-bearing liabilities	0.21%	0.20%	0.15%	0.19%	0.14%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.55%	4.53%	4.34%	4.44%	4.40%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $141, $238, and $754, for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $940 and $3,551 for the year ended December 31, 2018 and 2017, respectively.

(3)
Loan yield includes loan fees (costs) for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017 of $(8), $176, and $264, respectively. Loan yield includes loan fees for the year ended December 31, 2018 and 2017 of $397 and $684, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322